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                                                                  EXHIBIT 99.10

                   CONSENT OF DEUTSCHE MORGAN GRENFELL INC.

  We hereby consent to the use of Annex G containing our opinion letter dated March 24, 1997 to the board of Directors of OnTrak Systems, Inc. ("OnTrak") in the Joint Proxy Statement/Prospectus constituting a part of the registration statement on Form S-4 relating to the combination of Lam Research and OnTrak and to the references to our firm name in the Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under section 7 of Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, nor do we admit that we are experts with respect to any part of such registration statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the SEC promulgated thereunder.

                                          Deutsche Morgan Grenfell Inc.

                                             /s/ George Boutros
                                          By: _________________________________
                                             GEORGE BOUTROS
                                             MANAGING DIRECTOR

                                             /s/ Ethan Topper
                                          By: _________________________________
                                             ETHAN TOPPER
                                             MANAGING DIRECTOR

July 1, 1997